UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2008

ENTECH ENVIRONMENTAL TECHNOLOGIES, INC.

(Exact name of Registrant as specified in charter)

Florida	000-32249	98-0222013
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification Number)

A-4F Tongxinge, Xietong Building, Gaoxin 2nd Road,
Hi-Tech Industrial Zone, Xi’an, Shaanxi province, PRC	710065
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(011)-86-29-88386415

3233 Grand Avenue, Suite N-353
Chino Hills, California 91709-1489
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)
☐	Soliciting material pursuant to Rule14a-12 under the Exchange Act (17CFR240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

TABLE OF CONTENTS

Item No.	Description of Item	Page No.

Item 5.02	Departure of Directors or Principal Officers;
	Election of Directors; Appointment of Principal Officers	3

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Our disclosure and analysis in this Current Report on Form 8-K contains some forward-looking statements. Certain of the matters discussed concerning our operations, cash flows, financial position, economic performance and financial condition, including, in particular, future sales, product demand, the market for our products in the People’s Republic of China and elsewhere, competition, exchange rate fluctuations and the effect of economic conditions include forward-looking statements.

Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include words such as "expects," "anticipates," "intends," "plans," "believes," "estimates" and similar expressions are forward-looking statements. Although we believe that these statements are based upon reasonable assumptions, including projections of orders, sales, operating margins, earnings, cash flow, research and development costs, working capital, capital expenditures and other projections, they are subject to several risks and uncertainties.

Investors are cautioned that our forward-looking statements are not guarantees of future performance and the actual results or developments may differ materially from the expectations expressed in the forward-looking statements.

As for the forward-looking statements that relate to future financial results and other projections, actual results will be different due to the inherent uncertainty of estimates, forecasts and projections may be better or worse than projected. Given these uncertainties, you should not place any reliance on these forward-looking statements. These forward-looking statements also represent our estimates and assumptions only as of the date that they were made. We expressly disclaim a duty to provide updates to these forward-looking statements, and the estimates and assumptions associated with them, after the date of this filing to reflect events or changes in circumstances or changes in expectations or the occurrence of anticipated events. You are advised, however, to consult any additional disclosures we make in our reports on Form 10-KSB, Form 10-QSB, Form 8-K, or their successors.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On February 26, 2008 the Company has acquired all of the issued and outstanding capital stock (the “Pacific Industry Shares”) of Pacific Industry Holding Group Co. Ltd., a Vanuatu corporation (“Pacific Industry”) through a share exchange (the “Share Exchange”) in which the Company issued an aggregate of 1,000,000 shares of its Series A Convertible Preferred Stock, par value $.001 per share to Pacific Industry’s shareholders in exchange for the Pacific Industry Shares. As a result of the Share Exchange, the former shareholders of Pacific Industry assumed control of the Company.

On February 26, 2008 the Company also consummated a private placement of the Company’s Series B Convertible Preferred Stock, par value $.001 per share to two investors (the “Private Placement”). For more information concerning the Share Exchange and Private Placement, please see Item 1.01 - “Entry into a Material Definitive Agreement” in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 28, 2008.

In connection with the consummation of the Share Exchange, Joseph I. Emas resigned as a director of the Company effective ten days after the mailing to our stockholders of an Information Statement pursuant to Section 14(f) of the Securities Exchange Act of 1934 and Rule 14f-1 thereunder (the “14F-1 Statement”). In addition, Xiaoqin Yan and Guolin Wang were appointed as our directors effective ten days after the mailing of the 14F-1 Statement.

The 14F-1 Statement was mailed to our stockholders on March 28, 2008 and, therefore, the foregoing resignation and elections all became effective on April 7, 2008.

The following sets forth information as of April 7, 2008 with respect to the two persons who became directors of the Company on such date.

Name of Nominee	Age	Position with the Company

Xiaoqin Yan	30	Director
Guolin Wang	45	Director

Xiaoqin Yan. Ms. Yan has been a Director of Shaanxi Tianren Organic Food Co., Ltd. (“Tianren”) since 2006. Tianren is now an indirect subsidiary of the Company. From March 2004 to June 2005, Ms. Yan held positions as Manager of Human Resources of Express Worldwide Ltd. Ms. Yan served as the manager of logistics of Tianjin Dingyuan International Foods Co., Ltd. from October 1999 to July 2003. Ms. Yan graduated from Air Force University of Eegineering and majored in Computer Technology in July of 1999. In July of 2006, She graduated from PLA Military School and received a bachelor’s degree of Business Management.

Guolin Wang. Mr. Wang has served as a Director of Tianren since 2005. Since 1996 he has been a professor at the Finance Department of the Management School and the Economics and Finance School of Xi’an Jiaotong University. He previously served as the Director and Chairman of Xi’an Changtian Environmental Protection Engineering Co., Ltd. from February 2006 to June 2007. Mr. Wang acted as the head of the Management School Graduate Office and Chinese-Singapore Management Doctor Center Office of Xi’an Jiaotong University from 1988 to 1996. Mr. Wang graduated form Xi’an Jiaotong University in July 1983. He majored in Electronics & Telecommunication and attained a bachelor’s degree of Science. In July 1983, he attained a master’s degree and majored in Management Science and Engineering. Then, he graduated from the University’s School of Economics & Finance in 2006. He majored in Management Science and Engineering and received a doctor’s degree.

SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 7, 2008

ENTECH ENVIRONMENTAL TECHNOLOGIES, INC. (Registrant)

By:	/s/ Yongke Xue
Yongke Xue, Chief Executive Officer